Exhibit 23.19

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements on Form S-3 (Nos. 333-275324) of McEwen Inc.,

2.	Registration Statement on Form S-4 (Nos. 333-281729) of McEwen Inc., and

3.	Registration Statements on Form S-8 (Nos. 333-144563, 333-144569, 333-112269, 333-179143, 333-179144, 333-204693, 333-222609, 333-275325 and 333-281728) of McEwen Inc.

of our report dated April 28, 2026 with respect to the consolidated financial statements of McEwen Copper Inc. included in Amendment No.1 to the Annual Report (Form 10-K/A) of McEwen Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

May 20, 2026